Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Amir Adnani, the Chief Executive Officer of Uranium Energy Corp., and Mark Katsumata, the Chief Financial Officer of Uranium Energy Corp., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Quarterly Report on Form 10-Q of Uranium Energy Corp., for the quarterly period ended April 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Uranium Energy Corp.

Date: June 6, 2014

/s/ Amir Adnani
Amir Adnani
President, Chief Executive Officer (Principal Executive
Officer) and Director

/s/ Mark Katsumata
Mark Katsumata
Secretary, Treasurer and Chief Financial Officer (Principal
Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Uranium Energy Corp. and will be retained by Uranium Energy Corp. and furnished to the Securities and Exchange Commission or its staff upon request.